                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-135084


--------------------------------------------------------------------------------



New Issue Computational Materials (Group II Certificates)


$115,273,000 (Approximate)

Luminent Mortgage Trust 2007-2
Mortgage Pass-Through Certificates, Series 2007-2


[GRAPHIC OMITTED][GRAPHIC OMITTED]

Luminent Mortgage Capital, Inc.
Sponsor

Lares Asset Securitization, Inc.
Depositor



April 18, 2007











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                                      CITI
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Luminent Mortgage Trust 2007-2
Page 2 of 43
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The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov http://www.sec.gov. Alternatively, Citigroup Global Markets Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-877-858-5407.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.


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                                      CITI
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Luminent Mortgage Trust 2007-2
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                           $115,273,000 (Approximate)
                         Luminent Mortgage Trust 2007-2
                                 Issuing Entity
                Mortgage Pass-Through Certificates, Series 2007-2
                        Lares Asset Securitization, Inc.
                                    Depositor
                     Wells Fargo Bank, National Association
                                 Master Servicer
                       HSBC Bank USA, National Association
                                     Trustee
Characteristics of the Group II Certificates (1) (2) (3)

-----------------------------------------------------------------------------------------------------------------------------------
                 Original         Expected     Credit                                            WAL       Principal Last Scheduled
                 Principal        Ratings   Enhancement                                         to call      Window   Distribution
Class             Balance         (S&P/      (%)(4)          Coupon            Certificate Type (years)(2) (mos.)(2)  Date (6)
                     (1)           Mdy's)
                                                          Offered Certificates
    II-A-1          $65,057,000     AAA/Aaa     43.93%    Floating (3)(5)       Super Senior        3.24    1 - 99   February 2037
    II-A-2         $ 32,528,000     AAA/Aaa     15.90%    Floating (3)(5)  Level 1 Senior Support   3.24    1 - 99   February 2037
    II-A-3         $ 10,843,000     AAA/Aaa      6.55%    Floating (3)(5)  Level 2 Senior Support   3.24    1 - 99   February 2037
    II-B-1          $ 2,495,000     AA+/Aaa      4.40%    Floating (3)(5)       Subordinate         5.98    1 - 99   February 2037
    II-B-2          $ 1,508,000     AA/Aa1       3.10%    Floating (3)(5)       Subordinate         5.97    1 - 99   February 2037
    II-B-3           $ 580,000      AA-/Aa2      2.60%    Floating (3)(5)       Subordinate         5.97    1 - 99   February 2037
    II-B-4           $638,000       A+/Aa3       2.05%    Floating (3)(5)       Subordinate         5.92    1 - 99   February 2037
    II-B-5           $ 580,000       A-/A2       1.55%    Floating (3)(5)       Subordinate         5.71    1 - 91   February 2037
    II-B-6           $464,000      BBB+/Baa1     1.15%    Floating (3)(5)       Subordinate         5.43    1 - 80   February 2037
    II-B-7           $ 580,000     BBB/Baa2      0.65%    Floating (3)(5)       Subordinate         5.04    1 - 73   February 2037

Total Group II     $115,273,000
 Certificates
----------------------------------------------------------------------------------------------------- -----------------------------

Notes:

     (1) The original principal balance of the Group II Certificates is approximate and subject to a variance of +/- 10%.
     (2) WAL to call and Principal Window were calculated to the 10% optional clean-up call and based on a prepayment speed of 25% CPR
     (3) Offered Certificates will settle flat and accrue interest on an actual/360 basis.
     (4) Credit Enhancement for the Group II Certificates will consist of excess spread, overcollateralization and subordination as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial overcollateralization amount for the Group II Mortgage Loans will equal approximately 0.65% as of the Cut-off Date.
     (5) The Offered Certificates will bear interest at a pass-through rate equal to the least of (i) one month LIBOR plus the related margin, and
          (ii) the related net rate cap. After the first possible optional termination date, the related margin for the Class II-A Certificates will increase by 2 times the original margin; the related margin for the Class II-B Certificates will increase by 1.5 times the original margin.
     (6) The legal final maturity date for the Group II Certificates is the Distribution Date occurring in February 2037. It is intended that the amounts deposited in a final maturity reserve account, which may be funded by diverting interest otherwise payable to the Group II Certificates into a final maturity reserve account, will be sufficient to retire the Group II Offered Certificates on the legal final maturity date, even though the outstanding principal balance of the Group II Mortgage Loans having a remaining term to maturity of greater than 360 months have not been reduced to zero on the legal final maturity date. The actual legal final maturity date for each of the Offered Certificates may be earlier, and could be substantially earlier, than the Distribution Date in February 2037. In any case, the method used to fund the final maturity reserve account will be acceptable to the rating agencies.


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                                      CITI

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Luminent Mortgage Trust 2007-2
Page 4 of 43
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
Trust:                                      Mortgage Pass-Through Certificates, Series 2007-2.

Depositor:                                  Lares Asset Securitization, Inc.

Sponsor:                                    Luminent Mortgage Capital, Inc.

Servicer:                                   IndyMac  Bank,  F.S.B.  for 98.30% of the Group II  Mortgage
                                            Loans, GMAC-RFC for 1.51% of the Group II Mortgage Loans and
                                            Countrywide  Home  Loans,  Inc.  for  0.18% of the  Group II
                                            Mortgage Loans.

Originators:                                IndyMac  Bank,  F.S.B.  for 98.30% of the Group II  Mortgage
                                            Loans, GMAC-RFC for 1.51% of the Group II Mortgage Loans and
                                            Countrywide  Home  Loans,  Inc.  for  0.18% of the  Group II
                                            Mortgage Loans.

Master Servicer/Securities
Administrator/Custodian:                    Wells Fargo Bank, N.A.


Lead Manager:                               Citigroup Global Markets Inc.

Co-Manager:                                 Greenwich Capital Markets, Inc.


Trustee:                                    HSBC Bank USA, National Association.

Lender-Paid Mortgage
Insurance Provider:                         Triad Guaranty Insurance Corporation ("TGIC").

Cut-off Date:                               April 1, 2007.

Expected Pricing Date:                      On or about April [19], 2007.

Expected Closing Date:                      On or about April [27], 2007.

Rating Agencies:                            Standard & Poor's ("S&P") and Moody's Investors Service, Inc.
                                            ("Moody's").

Group II
Offered Certificates:                       The   Class   II-A-1,   Class   II-A-2   and   Class  II-A-3
                                            Certificates  will  represent  interests  in  the  Group  II
                                            Mortgage Loans, and the Class II-A-1, Class II-A-2 and Class
                                            II-A-3  Certificates  will be  referred to as the Class II-A
                                            Certificates.

                                            The Class II-B-1,  Class II-B-2, Class II-B-3, Class II-B-4,
                                            Class II-B-5 Class II-B-6 and Class II-B-7 Certificates will each  represent  subordinated  interests  in  the  Group  II
                                            Mortgage  Loans and will be  referred  to as the Class  II-B
                                            Certificates.

                                            The Class II-A  Certificates and the Class II-B Certificates
                                            will be referred to as the Group II Offered Certificates.
________________________________________________________________________________
                                      CITI


                                            The Group II Offered Certificates will be referred to as the
                                            Offered Certificates.

Group I
Certificates:                               The Group I  Certificates  are not offered  pursuant to this
                                            free      writing      prospectus.      (There     is     no
                                            cross-collateralization  between  the  Group I and  Group II
                                            Certificates).

Non-Offered
Certificates:                               The  Class  II-C,   Class   II-P,   Class  R  and  Class  RX
                                            Certificates  are not offered hereby and will be referred to as the "Non-Offered Certificates." The Group I Certificates,
                                            the  Group  II  Offered  Certificates  and  the  Non-Offered
                                            Certificates   will   be   referred   to   herein   as   the
                                            "Certificates."

Group II Mortgage Loans:                    The Group II  Mortgage  Loans  consist of  adjustable  rate, first lien  residential  mortgage  loans  with an  aggregate principal  balance as of the Cut-off  Date of  approximately
                                            $116,027,796.  All of the  Group II  Mortgage  Loans  accrue interest at a mortgage rate which adjusts monthly (after the initial  fixed rate  period of 1 or 3 months)  based upon an
                                            Index rate of the  12-month  moving  average of the  monthly yield on United  States  treasury  securities  adjusted to a constant maturity of one year (the "MTA"). After the initial fixed interest rate period, the interest rate for each Group
                                            II Mortgage Loan will adjust monthly to equal the sum of the related  Index  and the gross  margin.  None of the Group II
                                            Mortgage  Loans are  subject to a periodic  rate  adjustment cap.  All of the  Mortgage  Loans are  subject  to a maximum mortgage rate.

                                            For all of the Group II Mortgage Loans,  the minimum monthly payment  amount is subject to adjustment on a date specified
                                            in  the  mortgage   note  and  annually  on  the  same  date
                                            thereafter, subject to the conditions that (i) the amount of the  monthly  payment  will not  increase  or decrease by an amount  that is more  than  7.500%  of the  current  monthly payment,  (ii) as of the fifth  anniversary of the first due date and on the same day every  five years  thereafter,  the monthly  payment  will  be  recast  without  regard  to  the limitation  in clause  (i)  above  and  (iii) if the  unpaid principal balance would exceed a percentage  (either 110% or
                                            115%) of the  original  principal  balance  due to  deferred interest (the "Negative  Amortization  Limit"),  the monthly payment will be recast  without  regard to the limitation in clause  (i) to  amortize  fully  the then  unpaid  principal balance over the remaining term to maturity.


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                                            Negative amortization on a Group II Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and  such  payment  is less  than  interest  accrued  at the current mortgage rate on the unpaid principal balance of the
                                            Mortgage Loan (such deficiency,  "Deferred  Interest").  The amount  of the  Deferred  Interest  is added  to the  unpaid principal balance of the Mortgage Loan.

Registration:                               The trust will issue the Offered  Certificates  initially in
                                            book-entry  form.  Persons  acquiring   interests  in  these
                                            Offered  Certificates  will hold their beneficial  interests through The Depository  Trust Company  (DTC),  in the United
                                            States,  or  Clearstream  Banking,  societe  anonyme  or the
                                            Euroclear System, in Europe.

Tax Status:                                 One  or  more  elections  will  be  made  to  treat  certain designated  portions of the trust as one or more real estate
                                            mortgage   investment   conduits  for  federal   income  tax
                                            purposes. Each of the Offered Certificates will represent an interest in two assets for federal income tax purposes:  (i)
                                            a "regular  interest"  in a REMIC,  which will be treated as newly-originated  debt  instruments  for most federal income tax  purposes  and (ii) the right to  payment  of Basis Risk
                                            Shortfall Carryover Amounts,  which is expected to represent an interest  in a notional  principal  contract  for federal
                                            income  tax  purposes.   Certain   classes  of  the  Offered
                                            Certificates  may be issued with "original  issue  discount"
                                            depending  on their  issue  price.  If your class of Offered
                                            Certificates  is issued with original  issue  discount,  you must report  original issue discount income over the life of
                                            such   Certificate,   often  well   before  such  income  is
                                            distributed in cash to you

ERISA Eligibility:                          Subject to satisfaction of certain  conditions,  the Offered
                                            Certificates  are expected to be eligible for purchase by or on  behalf  of an  employee  benefit  plan  or  arrangement, including  an  individual  retirement  account,  subject  to
                                            Section 406 of the Employee  Retirement  Income Security Act
                                            of 1974, as amended ("ERISA"),  Section 4975 of the Internal
                                            Revenue  Code  of  1986,  as  amended  (the  "Code")  or any federal,  state  or  local  law  ("Similar  Law")  which  is substantially similar to ERISA or the Code (collectively,  a
                                            "Plan").

                                            For so long as the  Final  Maturity  Reserve  Account  is in
                                            existence,   a  Plan  must  meet  the   requirements  of  an
                                            investor-based  class exemption or a statutory  exemption to be eligible to purchase the Offered Certificates.

                                            Plans  should  consult  with  their  legal  advisors  before investing in the Offered Certificates.

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                                      CITI

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SMMEA Treatment:                            The Class II-A, Class II-B-1,  Class II-B-2 and Class II-B-3
                                            Certificates will constitute  "mortgage related  securities"
                                            for  purposes of SMMEA,  so long as they are rated in one of the two  highest  rating  categories  by a one of the Rating
                                            Agencies.

Denomination:                               For each class of  Offered  Certificates,  $100,000,  and in multiples of $1.00 in excess thereof.

Optional Termination:                       At its option, the sponsor or its designee may purchase from the trust all of the Group II Mortgage Loans,  together with any properties in respect thereof  acquired on behalf of the trust,  and thereby effect  termination and early retirement of the  Group II  Certificates  after the  stated  principal balance  of the  Group II  Mortgage  Loans  (and  properties acquired in respect thereof) remaining in the trust has been reduced  to 10% or less of the stated  principal  balance of the Group II Mortgage Loans as of the Cut-off Date.

Distribution Date:                          The  25th  day of  each  month,  or,  if  such  day is not a business day, on the next succeeding business day, beginning in May 2007.

Record Date:                                For  each   class  of   certificates   and  for  any
                                            Distribution Date, the business day preceding the applicable
                                            Distribution  Date  so long as the  certificates  remain  in book-entry  form. For any class of  certificates  that is no longer in book-entry  form, and for any  Distribution  Date, the record date shall be the last  business day of the month preceding the month in which such Distribution Date occurs.

Delay Days:                                 0 (zero) days for the Offered Certificates.

Determination Date:                         With  respect  to any  Distribution  Date  and the  Mortgage
                                            Loans,  the 15th  day of the  calendar  month in which  such
                                            Distribution  Date  occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR Determination Date:                   With respect to each class of Offered  Certificates  and any
                                            Distribution  Date,  the second LIBOR Business Day preceding the  commencement  of the related  Interest  Accrual Period.
                                            LIBOR  Business  Day means a day on which banks are open for dealing in foreign  currency  and exchange in London and New
                                            York City.

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Due Period:                                 With respect to any  Distribution  Date and a Mortgage Loan, the  period  commencing  on the  second  day  of  the  month immediately  preceding the month in which such  Distribution
                                            Date occurs and ending at the close of business on the first day of the calendar  month in which such  Distribution  Date occurs.

Prepayment Period:                          With respect to a  Distribution  Date,  the  calendar  month immediately  preceding the month in which such  Distribution
                                            Date occurs.

Interest Accrual Period:                    The interest accrual period for the Certificates will be the period  commencing  on the  Distribution  Date in the  month preceding the month in which a Distribution  Date occurs (or the closing date, in the case of the first interest  accrual period)  and  ending  on the day  immediately  prior to such
                                            Distribution  Date.  All  distributions  of  interest on the
                                            Offered Certificates will be based on a 360-day year and the actual  number of days in the  applicable  Interest  Accrual
                                            Period. The Offered  Certificates will initially settle flat
                                            (no accrued interest).

Pass-Through Rates:                         The   Offered   Certificates   will  bear   interest   at  a
                                            pass-through  rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) the related Net Rate Cap.

Step-up Coupon:                             If the related Optional  Termination is not exercised on the first  Distribution  Date following the Distribution Date on which it could have been exercised,  the margin on the Class
                                            II-A  Certificates  will increase to 2.0 times their related initial  margins  and the  margins on each of the Class II-B
                                            Certificates  will  increase  to  1.5  times  their  related initial margins.

Principal and Interest Advances:            Each  Servicer  will  make cash  advances  with  respect  to delinquent  payments of scheduled interest and principal (or the minimum  payment as  described  in the related  mortgage note) on the  Mortgage  Loans for which it acts as Servicer, in  general,  to the extent  that such  Servicer  reasonably believes  that such cash  advances can be repaid from future payments  on the  related  Mortgage  Loans.  If the  related
                                            Servicer  fails to make any  required  advances,  the Master
                                            Servicer may be obligated to do so.


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                                      CITI
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Final Maturity
Reserve Amount:                             For the Group II Mortgage Loans and each  Distribution  Date beginning  with  the  Distribution  Date in [May  2017]  and ending on the  earlier of (a) the  termination  of the trust and (b) the Distribution  Date in [April 2037], in the event that the  aggregate  stated  principal  balance  of Group II
                                            Mortgage  Loans with an original term to maturity of greater than 30 years is  greater  than the Final  Maturity  Reserve
                                            Schedule (as shown  herein) for such period,  the product of
                                            (i) the Final  Maturity  Reserve  Rate,  (ii) the  aggregate stated  principal  balance of the Group II Mortgage Loans as of the  first  day of  the  related  Due  Period  and  (iii)
                                            one-twelfth.

Final Maturity Reserve Rate:                For the Group II  Mortgage  Loans,  the product of (i) 1.00%
                                            multiplied by (ii) the quotient of (a) the aggregate  stated
                                            principal  balance  of  Group  II  Mortgage  Loans  with  an original term to maturity of greater than 30 years as of the first  day of the  related  Due  Period  divided  by (b) the aggregate stated principal  balance of the Group II Mortgage
                                            Loans as of the first day of the related Due Period

Final Maturity Reserve Account:             A trust account established by the Securities  Administrator for the deposit of the Final  Maturity  Reserve Amount to be used to pay the Group II  Certificates on the earlier of (a)
                                            the termination of the trust and (b) the  Distribution  Date in April 2037.

Group II Interest
Remittance Amount:                          For  any  Distribution  Date,  the  amount  of all  interest received  in  respect  of the Group II  Mortgage  Loans with respect to the  related  Due Period  less (i) the  Servicing
                                            Fee, (ii) the Master Servicing Fee and (iii) the Lender-Paid
                                            Mortgage  Insurance  Premium.  In  addition,  the  Group  II
                                            Interest  Remittance  Amount will be increased by the amount of any principal  prepayments that otherwise would have been included  in the Group II  Principal  Remittance  Amount for such  Distribution Date but that are applied to the Group II
                                            Interest Remittance Amount in accordance with the definition of Group II Net Deferred Interest.


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Group II Principal
Remittance Amount:                          For any  Distribution  Date,  the  sum of (i) the  principal portion of all  scheduled  monthly  payments on the Group II
                                            Mortgage  Loans due on the related  Due Date,  to the extent received  or  advanced;  (ii) the  principal  portion of all proceeds of the  repurchase  of any Group II  Mortgage  Loan
                                            (or,   in  the  case  of   substitution,   certain   amounts
                                            representing  a principal  adjustment)  during the preceding calendar month; and (iii) the principal portion of all other
                                            unscheduled   collections   received  during  the  preceding
                                            calendar  month in respect of the related  Group II Mortgage
                                            Loans, including full and partial prepayments,  the proceeds
                                            of  any   repurchase  of  such  Group  II  Mortgage   Loans,
                                            liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal.  In addition, the Group II Principal  Remittance Amount will be reduced by the amount of principal  prepayments  that  otherwise  would have  been  included  in the Group II  Principal  Remittance
                                            Amount  but which  are  included  in the  Group II  Interest
                                            Remittance Amount in accordance with the definition of Group
                                            II Net Deferred Interest.

Servicing Fee Rate:                         The  Servicing  Fee Rate will be 0.375% or 0.425%  per annum for the Group II Mortgage Loans.

Master Servicing Fee Rate:                  The  Master  Servicing  Fee Rate will be  0.0185%  per annum
                                            (this includes the trustee fee and the custodian fee).

Lender-Paid PMI Fee Rate:                   Each Mortgage Loan with a  loan-to-value  ratio in excess of
                                            80% is covered by a primary insurance policy, either paid by the borrower or the originator.  In addition,  approximately
                                            78.87% of the Group II mortgage  loans,  respectively,  have loan-to-value  ratios greater than or equal to 75%, but less than or equal to 80%. All of those  mortgage loans (except 4
                                            Group II mortgage loans, the related  mortgaged  property of which  is  located  in  New  York)  will  be  covered  by  a lender-paid primary mortgage insurance policy. The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy),  which is also  referred  to below as the  "insured percentage  of the claim,"  will be either  14.00% or 19.00%
                                            based upon the original LTV of the mortgage loan and subject to compliance with coverage conditions and to aggregate loss limits.

                                            The  Premium  Rate will be 0.580% per annum for the  covered
                                            Group  II  Mortgage  Loans,  plus  tax,  where  the  related mortgaged property is located in Kentucky or West Virginia.


Group II Net Mortgage Rate:                 With  respect  to each  Group  II  Mortgage  Loan,  the then applicable  mortgage  rate  thereon  minus  the  sum  of the applicable (i) Servicing Fee Rate, (ii) the Master Servicing
                                            Fee Rate,  (iii)  Lender-Paid PMI Fee Rate and (iv) for each
                                            Distribution  Date on or after the Distribution  Date in May
                                            2017 the Final Maturity Reserve Rate.

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Group II Net WAC:                           With  respect to the Group II Offered  Certificates  and any
                                            Distribution Date the weighted average Group II Net Mortgage
                                            Rate on the Group II  Mortgage  Loans as of the first day of the related Due Period.

Group II Net Rate Cap:                      For any  Distribution  Date, the product of (i) the Group II
                                            Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Group II Net Deferred Interest:             With  respect  to  the  Group  II  Mortgage  Loans  and  any
                                            Distribution  Date, the excess,  if any, of (i) the Deferred
                                            Interest on the Group II Mortgage  Loans for the related Due
                                            Period  over  (ii)  the   aggregate   amount  of   principal
                                            prepayments in whole or in part received with respect to the
                                            Group II Mortgage Loans for the related Prepayment Period.

Group II Adjusted Rate Cap:                 For  any   Distribution   Date  and  any  Group  II  Offered
                                            Certificate, the Group II Net Rate Cap for such Distribution
                                            Date,  computed for this purpose by first reducing the Group
                                            II Net WAC by a per annum rate  equal to the  product of (i)
                                            the Group II Net  Deferred  Interest  for such  Distribution
                                            Date  multiplied  by (ii) the  quotient of 12 divided by the aggregate stated principal  balance or the Group II Mortgage
                                            Loans as of the first day of the related Due Period.

Group II Allocated
Net Deferred Interest:                      For any Distribution  Date and any Class of Group II Offered
                                            Certificates,  Group II Net Deferred  Interest,  if any, for
                                            such  Distribution  Date will be allocated to any such Class to the extent  that the  interest  accrued on such Class for the related Accrual Period at the related  Pass-Through Rate exceeds  the amount of  interest  accrued  for such  Accrual
                                            Period at the Group II Adjusted  Cap Rate.  Any  interest so deferred shall be added to the Class  Principal  Balance for such Class.

Certificate
Principal Balance:                          With respect to any Certificate as of any Distribution  Date will equal such  Certificate's  initial  principal amount on the Closing  Date,  plus any related  Group II Allocated Net
                                            Deferred  Interest  allocated  thereto on such  Distribution
                                            Date and on any previous Distribution Date on account of any negative  amortization on the Group II Mortgage Loans,  plus any Subsequent Recoveries added to the Certificate Principal
                                            Balance  of  such  Certificate,  and as  reduced  by (1) all amounts allocable to principal  previously  distributed with respect to such  Certificate,  and (2) any  Realized  Losses allocated to such class on previous Distribution Dates.


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Credit Enhancement:
                                            The Trust will  include  the  following  credit  enhancement mechanisms,  each of which is  intended  to  provide  credit support for some or all of the Group II Certificates, as the case may be:
                                            1)  Subordination
                                            2)  Overcollateralization
                                            3)  Excess Cashflow
                                            4)  Lender-Paid Primary Mortgage Insurance

Subordination:
                                            The Class  II-B  Certificates  will be  subordinate  to, and provide  credit  support for,  the Class II-A  Certificates.
                                            Among the Class II-B  Certificates,  subordination will rank in priority from highest to lowest in the  following  order:
                                            Class  II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,
                                            Class  II-B-5,  Class II-B-6 and Class II-B-7  Certificates,
                                            with each subsequent  class providing credit support for the prior class or classes, if any.

Group II Overcollateralization
Amount:                                     For any Distribution  Date, the amount, if any, by which (i)
                                            the  aggregate  stated  principal  balance  of the  Group II
                                            Mortgage Loans (after giving effect to scheduled payments of principal  due during the related Due Period,  to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal  received during the related  Prepayment  Period), exceeds  (ii)  the  sum of  (x)  the  aggregate  Certificate
                                            Principal  Balance of the Class  II-A,  Class II-B and Class
                                            II-P  Certificates  as of  such  Distribution  Date  and (y)
                                            one-half of the aggregate  Certificate  Principal Balance of
                                            the   Class  R  and  Class  RX   Certificates   as  of  such
                                            Distribution  Date  (each  after  taking  into  account  the principal distributed on that Distribution Date).

Group II Target
Overcollateralization Amount:               With  respect  to any  Distribution  Date,  (i) prior to the
                                            Group II Stepdown  Date,  an amount  equal to  approximately
                                            0.650% of the  aggregate  stated  principal  balance  of the
                                            Group II Mortgage  Loans as of the Cut-off Date,  (ii) on or
                                            after the Group II Stepdown Date provided a Group II Trigger
                                            Event is not in effect,  the greater of (x) (1) prior to the
                                            Distribution  Date  in May  2013,  1.625%  of the  aggregate stated  principal  balance of the Group II Mortgage Loans as of the last day of the  related  Due  Period  (after  giving effect to  scheduled  payments of  principal  due during the related Due Period, to the extent received or advanced,  and unscheduled  collections  of principal  received  during the related  Prepayment Period, and after reduction for Realized
                                            Losses incurred during the related Due Period) and (2) on or after  the  Distribution  Date in May  2013,  1.300%  of the aggregate stated principal  balance of the Group II Mortgage
                                            Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent received or advanced, and unscheduled collections of principal received during the related  Prepayment Period, and after reduction for Realized
                                            Losses incurred during the related Due Period) and (y) 0.50%

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                                            of the aggregate  stated  principal  balance of the Group II
                                            Mortgage  Loans  as  of  the  Cut-Off  Date   (approximately
                                            $580,139,  or (iii) on or after the Group II  Stepdown  Date and if a Group II Trigger  Event is in effect,  the Group II
                                            Overcollateralization  Target  Amount  for  the  immediately
                                            preceding     Distribution     Date.     The     Group    II
                                            Overcollateralization Target Amount for the Group II Offered
                                            Certificates  is expected to be fully  funded on the Closing
                                            Date.

Group II Overcollateralization
Release Amount:                             With respect to any Distribution Date for which the Group II
                                            Excess  Overcollateralization  Amount is, or would be, after taking into  account all other  distributions  to be made on that Distribution  Date,  greater than zero, an amount equal
                                            to   the    lesser    of   (i)   the    Group   II    Excess
                                            Overcollateralization  Amount for that Distribution Date and
                                            (ii) the Group II Principal  Remittance  Amount with respect
                                            to    that    Distribution    Date.

Group II Excess
Overcollateralization Amount:               With respect to any Distribution Date, the excess, if any of the Group II Overcollateralization  Amount over the Group II
                                            Overcollateralization Target Amount.

Group II Overcollateralization
Deficiency:                                 With respect to any Distribution  Date, the excess,  if any, of (i) the Group II Target  Overcollateralization Amount for
                                            such    Distribution   Date   over   (ii)   the   Group   II
                                            Overcollateralization  Amount  for such  Distribution  Date, calculated  for this  purpose  after taking into account the reduction  on  such  Distribution  Date  of the  Certificate
                                            Principal  Balances of all Group II  Certificates  resulting from the distribution of the Group II Principal Distribution
                                            Amount on such  Distribution  Date, but prior to taking into account  any Group II Realized  Losses on such  Distribution
                                            Date.

Group II Monthly Excess Cashflow:           With respect to any  Distribution  Date,  the sum of (i) the remaining  Group II  Interest  Remittance  Amount  after the distributions  pursuant to clause (iii) of Group II Interest
                                            Distribution     Priority,     (ii)     the     Group     II
                                            Overcollateralization   Release  Amount  and  (iii)  without
                                            duplication,   any   portion  of  the  Group  II   Principal
                                            Remittance Amount remaining after the distributions pursuant to clause  (1)(ii) or  (2)(viii)  of the Group II  Principal
                                            Distribution Priority, as applicable.


Group II Stepdown Date:                     The earlier to occur of (i) the  Distribution  Date on which the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A  Certificates  is reduced to zero and (ii) the later to occur of: (x) the  Distribution  Date  occurring in May 2010 and (y) the first  Distribution  Date on which the aggregate
                                            Certificate Principal Balance of the Class II-B Certificates
                                            plus  the  related  Group  II  Overcollateralization  Amount divided by the sum of the aggregate stated principal balance of the Group II Mortgage  Loans is greater  than or equal to

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                                            (i) prior to the Distribution Date in May 2013,  16.375% and
                                            (ii) on or after the Distribution Date in May 2013, 13.100%.

Credit Enhancement Percentage:              The Credit Enhancement  Percentage for any Distribution Date
                                            is the  percentage  obtained by dividing  (x) the  aggregate
                                            Certificate Principal Balance of the Class II-B Certificates
                                            (including  the  Overcollateralization  Amount)  by (y)  the aggregate  principal balance of the Group II Mortgage Loans,
                                            calculated  after  taking  into  account   distributions  of
                                            principal on the Group II Mortgage Loans and distribution of the  Principal  Distribution  Amounts to the  holders of the certificates  then entitled to distributions of principal on such Distribution Date.

Group II Trigger Event:                     A Group II  Trigger  Event  will  exist  after  the Group II
                                            Stepdown  Date if (i) the  principal  amount of the Group II
                                            Mortgage   Loans  that  are  60  days  or  more   delinquent
                                            (including foreclosed  properties,  REO and bankruptcy) on a three-month rolling average exceeds  approximately 40.00% of the sum of the aggregate  Certificate  Principal  Balance of
                                            the   Class   II-B    Certificates    and   the   Group   II
                                            Overcollateralization   Amount,   or  (ii)  the   Cumulative
                                            Realized  Losses with respect to the Group II Mortgage Loans exceeds  specified  percentages  described  below  as of the specified Distribution Dates:

                                            May 2009 - April 2010                       [0.15]%
                                            May 2010 - April 2011                       [0.35]%
                                            May 2011 - April 2012                       [0.60]%
                                            May 2012 - April 2013                       [0.85]%
                                            May 2013 - April 2014                       [1.20]%
                                            May 2014 and thereafter                     [1.25]%










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Group II
Realized Losses:                            Any Group II Realized  Losses on the related  Mortgage Loans will be allocated on any Distribution  Date, first, to Group
                                            II net monthly excess cashflow,  second, in reduction of the
                                            Group II  Overcollateralization  Amount, third, to the Class
                                            II-B-7   Certificates  until  their  Certificate   Principal
                                            Balance  is  reduced  to zero,  fourth to the  Class  II-B-6
                                            Certificates  until their  Certificate  Principal Balance is reduced to zero,  fifth,  to the Class  II-B-5  Certificates until  their  Certificate  Principal  Balance  is reduced to zero,  sixth, to the Class II-B-4  Certificates  until their
                                            Certificate  Principal Balance is reduced to zero,  seventh, to the Class  II-B-3  Certificates  until their  Certificate
                                            Principal  Balance is reduced to zero,  eighth, to the Class
                                            II-B-2   Certificates  until  their  Certificate   Principal
                                            Balance  is  reduced  to zero,  ninth,  to the Class  II-B-1
                                            Certificates  until their  Certificate  Principal Balance is reduced to zero,  tenth,  to the Class  II-A-3  Certificates until  their  Certificate  Principal  Balance  is reduced to zero, and eleventh, to the Class II-A-2 Certificates,  until their  Certificate  Principal Balance is reduced to zero and then to the Class II-A-1 Certificates.

                                            Once Realized  Losses have been  allocated to the Class II-A
                                            Certificates  or the Class II-B  Certificates,  such amounts with  respect  to such  Certificates  will no longer  accrue interest;  however,  such amounts may be paid  thereafter to the  extent of funds  available  from  Group II net  monthly excess cashflow.







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Interest Carry Forward Amount:              As of any  Distribution  Date,  generally an amount equal to the sum of (i) the excess of (a) the  Interest  Distribution
                                            Amount  for such Class  with  respect to prior  Distribution
                                            Dates over (b) the amount actually distributed to such Class of  Certificates  with  respect to interest on or after such prior  Distribution  Dates and (ii) interest  thereon at the applicable Pass-Through Rate.

Interest Distribution Amount:               The   Interest   Distribution   Amount   for   the   Offered
                                            Certificates of any class on any Distribution  Date is equal to  interest  accrued  during the related  Interest  Accrual
                                            Period on the  Certificate  Principal  Balance of that class
                                            immediately   prior   to  the   Distribution   Date  at  the
                                            Pass-Through  Rate for that class, in each case,  reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating  Interest and any shortfalls  resulting from the  application  of  the  Relief  Act,  and  the  Group  II
                                            Allocated  Net  Deferred  Interest  allocated to such class.

Group II Principal Distribution Amount:     The  Group  II  Principal  Distribution   Amount   for   any
                                            Distribution Date will be the Group II Principal  Remittance
                                            Amount  MINUS any  Group  II  Overcollateralization  Release
                                            Amount for such Distribution Date.

Basis Risk Shortfall:                       Because  each  mortgage  loan has a  mortgage  rate  that is adjustable,  and will adjust based on One-Year  MTA, and the
                                            Pass-Through   Rates  on  the   Certificates  are  based  on
                                            One-Month LIBOR, the application of the related Net Rate Cap could result in shortfalls of interest  otherwise payable on those  certificates  in certain  periods  (such  shortfalls,
                                            "Basis Risk  Shortfalls").  If Basis Risk Shortfalls  occur, then in the case of the  Certificates,  such shortfalls will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from net  monthly  excess  cashflow  to the  extent available on a subordinated  basis on the same  Distribution
                                            Date or in any subsequent Distribution Date.


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Basis Risk Shortfall
Carryover Amount:                           With respect to any Distribution  Date and the Certificates, the excess of (i) the amount of  interest  such class  would have accrued on such  Distribution  Date had the  applicable
                                            Pass-Through  Rate not been  subject to the related Net Rate
                                            Cap,  over  (ii)  the  amount  of  interest  such  class  of
                                            Certificates  received  on  such  Distribution  Date  if the
                                            Pass-Through  Rate is limited to the  related  Net Rate Cap, together  with the unpaid  portion of any such  amounts from prior  Distribution  Dates (and accrued  interest thereon at the then applicable Pass-Through Rate, without giving effect to the related  Net Rate Cap).  The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.


Group II Interest
Distribution Priority:                      On each Distribution Date, the Group II Interest  Remittance
                                            Amount  will  be  distributed  in  the  following  order  of priority:

                                              (i)  to pay the Final Maturity  Reserve Amount;

                                              (ii) to  the  Class  II-A  Certificates,   pro  rata,  their
                                                   respective Interest  Distribution  Amounts and Interest
                                                   Carry Forward Amounts for such Distribution Date;

                                              (iii) sequentially  to  the  Class  II-B  Certificates,   in
                                                   numerical order, their respective Interest Distribution
                                                   Amounts and  Interest  Carry  Forward  Amounts for such
                                                   Distribution  Date;

                                              (iv) For  application  as part of  Group II  Monthly  Excess
                                                   Cashflow  for  such  Distribution  Date,  as  described
                                                   herein.

Group II Principal
Distribution Priority:                      On  each   Distribution   Date,   the  Group  II   Principal
                                            Distribution  Amount will be  distributed  in the  following order of priority:

                                            (1)  Prior  to  the  Group  II  Stepdown   Date  or  on  any
                                                 Distribution  Date  with  respect  to  which a Group II
                                                 Trigger Event is in effect:

                                                 (i)  to the Class  II-A  Certificates,  pro rata,  until the
                                                      Certificate  Principal  Balance  of each such class has
                                                      been reduced to zero;

                                                (ii) sequentially  to the Class II-B-1  Certificates,  Class
                                                     II-B-2 Certificates,  Class II-B-3 Certificates,  Class
                                                     II-B-4 Certificates,  Class II-B-5 Certificates,  Class
                                                     II-B-6 Certificates and Class II-B-7  Certificates,  in
                                                     that order, until the Certificate  Principal Balance of
                                                     each such class has been reduced to zero;

                                               (iii) for application as part of the Group II Monthly Excess
                                                     Cashflow  for  such  Distribution  Date,  as  described
                                                     herein.


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                                            (2) On or  after  the  Group  II  Stepdown  Date  and on any
                                            Distribution  Date with  respect to which a Group II Trigger
                                            Event is not in effect:

                                              (i) to  the Class  II-A Certificates, pro rata,  an amount equal to the Class II-A Principal  Distribution  Amount
                                                 for  such  Distribution  Date;  until  the  Certificate
                                                 Principal  Balance of each such class has been  reduced
                                                 to zero;

                                             (ii) to the Class  II-B-1  Certificates,  an amount equal to the Class II-B-1 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero;

                                            (iii) to the  Class II-B-2  Certificates,  an amount equal to the Class II-B-2 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero;

                                            (iv)  to the Class  II-B-3  Certificates,  an amount equal to the Class II-B-3 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of each such class has been reduced to zero;

                                            (v)   to the Class  II-B-4  Certificates,  an amount equal to
                                                  the Class II-B-4 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero;

                                            (vi)  to the Class  II-B-5  Certificates,  an amount equal to the Class II-B-5 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero;

                                            (vii) to  the Class II-B-6  Certificates,  an amount equal to the Class II-B-6 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero; and

                                            (viii) to  the Class II-B-7 Certificates,  an amount equal to the Class II-B-7 Principal Distribution Amount for such
                                                  Distribution  Date,  until  the  Certificate  Principal
                                                  Balance of such class has been reduced to zero; and

                                            (ix)  for  application  as part of  Group II  Monthly  Excess
                                                  Cashflow  for  such  Distribution  Date,  as  described
                                                  herein.

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Group II Monthly Excess
Cashflow Distribution
Amount:                                     Group  II  Monthly   Excess   Cashflow,   if  any,  will  be
                                            distributed in the following order of priority:

                                            (i)  to  distribute   the  Group  II   Overcollateralization
                                                 Deficiency Amount as principal;

                                            (ii) to each  class of Class  II-A  certificates,  pro rata, based upon the  entitlement of each class (1) first, to
                                                 pay  any  unpaid  Interest   Distribution   Amount  and
                                                 Interest  Carry Forward  Amount and (2) second,  to pay
                                                 any Group II  Realized  Losses  applied  to reduce  the
                                                 Certificate  Principal  Balances for such  Distribution
                                                 Date and prior  Distribution  Dates  for such  class of
                                                 Class II-A Certificates;

                                            (iii) to each class of Class II-B certificates  sequentially in  numerical  order  (1)  first,  to  pay  any  unpaid
                                                 Interest Distribution Amount and Interest Carry Forward
                                                 Amount,  and (2)  second,  to pay any Group II Realized
                                                 Losses  applied  to reduce  the  Certificate  Principal
                                                 Balances   for  such   Distribution   Date  and   prior
                                                 Distribution   Dates  for  such  class  of  Class  II-B
                                                 Certificates;

                                            (iv) from amounts otherwise  distributable to the Class II-C
                                                 Certificates, to each class of Class II-A Certificates,
                                                 pro rata,  based upon the entitlement of each class and
                                                 then  sequentially  in numerical order to each class of
                                                 Class  II-B   Certificates,   any  unpaid   Basis  Risk
                                                 Shortfall Carryover Amounts; and

                                            (v)  to the  Non-Offered  Certificates  as  specified in the
                                                 Pooling Agreement.


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Class II-A Principal Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  lesser of (A) the  aggregate  Group II
                                            Principal Distribution Amount for such Distribution Date and
                                            (B) the  excess  (if any) of (x) the  aggregate  Certificate
                                            Principal Balance of the Class II-A Certificates immediately prior to such  Distribution  Date over (y) the lesser of (a)
                                            the  aggregate  stated  principal  balance  of the  Group II
                                            Mortgage  Loans as of the last day of the related Due Period
                                            (after giving effect to scheduled  payments of principal due during the  related Due  Period,  to the extent  received or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group II  Realized  Losses  incurred  during the related
                                            Prepayment   Period)  multiplied   by  (i)   prior  to   the
                                            Distribution date in May 2013 approximately 83.625% and (ii)
                                            on or after the Distribution Date in May 2013  approximately
                                            86.900%  and  (b)  the  amount,  if any,  by  which  (i) the aggregate stated principal  balance of the Group II Mortgage
                                            Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during the related Due Period to the extent  received or  advanced, and unscheduled collections of principal received during the related  Prepayment Period, and after reduction for Group II
                                            Realized  Losses  incurred  during  the  related  Prepayment
                                            Period)  exceeds  (ii) the sum of 0.50% of the Cut-off  Date balance of the Group II  Mortgage  Loans  plus the  negative amortization on the Group II Mortgage Loans.

Class II-B-1 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A   Certificates   (after   taking   into   account   the
                                            distribution of the Class II-A Principal Distribution Amount
                                            on  such   Distribution   Date)  and  (ii)  the  Certificate
                                            Principal   Balance   of  the  Class   II-B-1   Certificates
                                            immediately  prior to such  Distribution  Date  over (y) the lesser of (a) the aggregate stated principal  balance of the
                                            Group II  Mortgage  Loans as of the last day of the  related
                                            Due Period  (after  giving  effect to scheduled  payments of principal  due during the related Due Period,  to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related  Prepayment  Period)  multiplied by (i) prior to the Distribution date in May 2013  approximately  89.00% and
                                            (ii)  on  or  after  the  Distribution   Date  in  May  2013
                                            approximately  91.20% and (b) the  amount,  if any, by which
                                            (i) the aggregate stated  principal  balance of the Group II
                                            Mortgage  Loans as of the last day of the related Due Period
                                            (after giving effect to scheduled  payments of principal due during the  related  Due Period to the  extent  received  or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group II  Realized  Losses  incurred  during the related
                                            Prepayment  Period)  exceeds  (ii) 0.50% of the Cut-off Date stated principal balance of the Group II Mortgage Loans plus the negative amortization on the Group II Mortgage Loans.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 21 of 43
________________________________________________________________________________

Class II-B-2 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A  and  Class  II-B-1  Certificates  (after  taking  into account the  distribution of the Class II-A and Class II-B-1
                                            Principal  Distribution  Amounts on such Distribution  Date)
                                            and (ii) the  Certificate  Principal  Balance  of the  Class
                                            II-B-2  Certificates  immediately prior to such Distribution
                                            Date  over  (y)  the  lesser  of (a)  the  aggregate  stated
                                            principal  balance of the Group II Mortgage  Loans as of the last day of the related Due Period  (after  giving effect to scheduled  payments of principal  due during the related Due
                                            Period, to the extent received or advanced,  and unscheduled
                                            collections  of  principal   received   during  the  related
                                            Prepayment Period, and after reduction for Group II Realized
                                            Losses  incurred  during  the  related   Prepayment  Period)
                                            multiplied by (i) prior to the Distribution date in May 2013 approximately  92.25% and (ii) on or after the  Distribution
                                            Date in May 2013 approximately 93.80% and (b) the amount, if any, by which (i) the aggregate stated principal  balance of the  Group  II  Mortgage  Loans  as of the  last  day of the
                                            related  Due  Period   (after  giving  effect  to  scheduled
                                            payments of  principal  due during the related Due Period to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction for Group II Realized  Losses  incurred during the related  Prepayment Period) exceeds (ii) 0.50% of the Cut-off  Date stated  principal  balance of the Group II
                                            Mortgage Loans plus the negative  amortization  on the Group
                                            II Mortgage Loans.

Class II-B-3 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A,  Class  II-B-1 and Class  II-B-2  Certificates  (after taking  into  account  the  distribution  of the Class II-A,
                                            Class II-B-1 and Class II-B-2 Principal Distribution Amounts
                                            on  such   Distribution   Date)  and  (ii)  the  Certificate
                                            Principal   Balance   of  the  Class   II-B-3   Certificates
                                            immediately  prior to such  Distribution  Date  over (y) the lesser of (a) the aggregate stated principal  balance of the
                                            Group II  Mortgage  Loans as of the last day of the  related
                                            Due Period  (after  giving  effect to scheduled  payments of principal  due during the related Due Period,  to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related  Prepayment  Period)  multiplied by (i) prior to the Distribution date in May 2013  approximately  93.50% and
                                            (ii)  on  or  after  the  Distribution   Date  in  May  2013
                                            approximately  94.80% and (b) the  amount,  if any, by which
                                            (i) the aggregate stated  principal  balance of the Group II
                                            Mortgage  Loans as of the last day of the related Due Period
                                            (after giving effect to scheduled  payments of principal due during the  related  Due Period to the  extent  received  or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group II  Realized  Losses  incurred  during the related
                                            Prepayment  Period)  exceeds  (ii) 0.50% of the Cut-off Date stated principal balance of the Group II Mortgage Loans plus the negative amortization on the Group II Mortgage Loans.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 22 of 43
________________________________________________________________________________

Class II-B-4 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A,   Class   II-B-1,   Class   II-B-2  and  Class  II-B-3
                                            Certificates  (after taking into account the distribution of the Class II-A, Class II-B-1,  Class II-B-2 and Class II-B-3
                                            Principal  Distribution  Amounts on such Distribution  Date)
                                            and (ii) the  Certificate  Principal  Balance  of the  Class
                                            II-B-4  Certificates  immediately prior to such Distribution
                                            Date  over  (y)  the  lesser  of (a)  the  aggregate  stated
                                            principal  balance of the Group II Mortgage  Loans as of the last day of the related Due Period  (after  giving effect to scheduled  payments of principal  due during the related Due
                                            Period, to the extent received or advanced,  and unscheduled
                                            collections  of  principal   received   during  the  related
                                            Prepayment Period, and after reduction for Group II Realized
                                            Losses  incurred  during  the  related   Prepayment  Period)
                                            multiplied by (i) prior to the Distribution date in May 2013 approximately  94.875% and (ii) on or after the Distribution
                                            Date in May 2013  approximately  95.900% and (b) the amount, if any, by which (i) the aggregate stated principal  balance of the  Group  II  Mortgage  Loans as of the last day of the
                                            related  Due  Period   (after  giving  effect  to  scheduled
                                            payments of  principal  due during the related Due Period to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction for Group II Realized  Losses  incurred during the related  Prepayment Period) exceeds (ii) 0.50% of the Cut-off  Date stated  principal  balance of the Group II
                                            Mortgage Loans plus the negative  amortization  on the Group
                                            II Mortgage Loans.

Class II-B-5 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A,  Class II-B-1,  Class  II-B-2,  Class II-B-3 and Class
                                            II-B-4   Certificates   (after   taking  into   account  the
                                            distribution of the Class II-A, Class II-B-1,  Class II-B-2,
                                            Class II-B-3 and Class II-B-4 Principal Distribution Amounts
                                            on  such   Distribution   Date)  and  (ii)  the  Certificate
                                            Principal   Balance   of  the  Class   II-B-5   Certificates
                                            immediately  prior to such  Distribution  Date  over (y) the lesser of (a) the aggregate stated principal  balance of the
                                            Group II  Mortgage  Loans as of the last day of the  related
                                            Due Period  (after  giving  effect to scheduled  payments of principal  due during the related Due Period,  to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related  Prepayment  Period)  multiplied by (i) prior to the Distribution date in May 2013 approximately  96.125% and
                                            (ii)  on  or  after  the  Distribution   Date  in  May  2013
                                            approximately  96.900% and (b) the amount,  if any, by which
                                            (i) the aggregate stated  principal  balance of the Group II
                                            Mortgage  Loans as of the last day of the related Due Period
                                            (after giving effect to scheduled  payments of principal due during the  related  Due Period to the  extent  received  or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group II  Realized  Losses  incurred  during the related
                                            Prepayment  Period)  exceeds  (ii) 0.50% of the Cut-off Date stated principal balance of the Group II Mortgage Loans plus the negative amortization on the Group II Mortgage Loans.
________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 23 of 43
________________________________________________________________________________

Class II-B-6 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4
                                            and Class II-B-5 Certificates (after taking into account the distribution of the Class II-A, Class II-B-1,  Class II-B-2,
                                            Class  II-B-3,  Class  II-B-4  and  Class  II-B-5  Principal
                                            Distribution Amounts on such Distribution Date) and (ii) the
                                            Certificate   Principal   Balance   of  the   Class   II-B-6
                                            Certificates  immediately  prior to such  Distribution  Date over (y) the lesser of (a) the  aggregate  stated  principal balance of the Group II Mortgage Loans as of the last day of the related Due Period  (after  giving  effect to  scheduled payments of principal due during the related Due Period,  to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction for Group II Realized  Losses  incurred during the  related  Prepayment  Period)  multiplied  by (i)
                                            prior to the  Distribution  date in May  2013  approximately
                                            97.125%  and (ii) on or after the  Distribution  Date in May
                                            2013  approximately  97.700% and (b) the amount,  if any, by which (i) the  aggregate  stated  principal  balance  of the
                                            Group II  Mortgage  Loans as of the last day of the  related
                                            Due Period  (after  giving  effect to scheduled  payments of principal  due during the  related  Due Period to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related  Prepayment  Period)  exceeds  (ii) 0.50% of the
                                            Cut-off  Date  stated  principal  balance  of the  Group  II
                                            Mortgage  plus the  negative  amortization  on the  Group II
                                            Mortgage Loans.



________________________________________________________________________________
                                      CITI


Class II-B-7 Principal
Distribution
Amount:                                     For any Distribution  Date on or after the Group II Stepdown
                                            Date on which a Group II Trigger Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                            the  aggregate  Certificate  Principal  Balance of the Class
                                            II-A,  Class  II-B-1,  Class  II-B-2,  Class  II-B-3,  Class
                                            II-B-4,  Class II-B-5 and Class II-B-6  Certificates  (after taking  into  account  the  distribution  of the Class II-A,
                                            Class  II-B-1,  Class II-B-2,  Class  II-B-3,  Class II-B-4,
                                            Class II-B-5 and Class II-B-6 Principal Distribution Amounts
                                            on  such   Distribution   Date)  and  (ii)  the  Certificate
                                            Principal   Balance   of  the  Class   II-B-7   Certificates
                                            immediately  prior to such  Distribution  Date  over (y) the lesser of (a) the aggregate stated principal  balance of the
                                            Group II  Mortgage  Loans as of the last day of the  related
                                            Due Period  (after  giving  effect to scheduled  payments of principal  due during the related Due Period,  to the extent
                                            received  or  advanced,   and  unscheduled   collections  of
                                            principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related  Prepayment  Period)  multiplied by (i) prior to the Distribution date in May 2013 approximately  98.375% and
                                            (ii)  on  or  after  the  Distribution   Date  in  May  2013
                                            approximately  98.700% and (b) the amount,  if any, by which
                                            (i) the aggregate stated  principal  balance of the Group II
                                            Mortgage  Loans as of the last day of the related Due Period
                                            (after giving effect to scheduled  payments of principal due during the  related  Due Period to the  extent  received  or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group II  Realized  Losses  incurred  during the related
                                            Prepayment  Period)  exceeds  (ii) 0.50% of the Cut-off Date stated  principal  balance of the Group II Mortgage plus the negative amortization on the Group II Mortgage Loans.




________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 25 of 43
________________________________________________________________________________


                         Final Maturity Reserve Schedule

                    Aggregate Principal                   Aggregate Principal                Aggregate Principal
   Period               Balance ($)       Period             Balance ($)        Period           Balance ($)

    121               5,494,156.80        162              3,060,518.21        203              1,685,068.17
    122               5,416,923.34        163              3,016,765.54        204              1,660,409.32
    123               5,340,760.63        164              2,973,613.39        205              1,636,095.01
    124               5,265,648.64        165              2,931,052.57        206              1,612,120.49
    125               5,191,575.74        166              2,889,082.76        207              1,588,481.06
    126               5,118,507.57        167              2,847,695.79        208              1,565,172.05
    127               5,046,416.77        168              2,806,883.63        209              1,542,188.96
    128               4,975,293.02        169              2,766,638.33        210              1,519,527.10
    129               4,905,119.43        170              2,726,952.09        211              1,497,181.93
    130               4,835,918.65        171              2,687,816.91        212              1,475,149.16
    131               4,767,677.05        172              2,649,224.67        213              1,453,424.50
    132               4,700,381.22        173              2,611,168.28        214              1,432,004.01
    133               4,634,018.00        174              2,573,637.98        215              1,410,883.52
    134               4,568,574.43        175              2,536,624.82        216              1,390,058.91
    135               4,504,036.67        176              2,500,122.02        217              1,369,526.10
    136               4,440,390.08        177              2,464,122.03        218              1,349,281.09
    137               4,377,623.94        178              2,428,622.63        219              1,329,319.90
    138               4,315,716.80        179              2,393,616.95        220              1,309,638.65
    139               4,254,650.20        180              2,359,098.16        221              1,290,233.49
    140               4,194,413.76        181              2,325,059.57        222              1,271,100.66
    141               4,134,993.82        182              2,291,494.56        223              1,252,236.50
    142               4,076,397.63        183              2,258,396.43        224              1,233,637.32
    143               4,018,613.79        184              2,225,758.46        225              1,215,299.56
    144               3,961,631.04        185              2,193,574.55        226              1,197,219.39
    145               3,905,438.27        186              2,161,837.10        227              1,179,393.28
    146               3,850,024.55        187              2,130,539.01        228              1,161,817.74
    147               3,795,378.43        188              2,099,674.46        229              1,144,489.32
    148               3,741,487.96        189              2,069,237.21        230              1,127,404.62
    149               3,688,343.70        190              2,039,223.99        231              1,110,560.30
    150               3,635,929.29        191              2,009,628.96        232              1,093,953.10
    151               3,584,230.30        192              1,980,446.37        233              1,077,579.73
    152               3,533,237.61        193              1,951,670.52        234              1,061,437.16
    153               3,482,939.99        194              1,923,295.84        235              1,045,522.40
    154               3,433,340.10        195              1,895,316.70        236              1,029,832.29
    155               3,384,428.30        196              1,867,727.53        237              1,014,363.85
    156               3,336,195.07        197              1,840,523.07        238                999,113.53
    157               3,288,631.04        198              1,813,697.36        239                984,078.33
    158               3,241,726.94        199              1,787,244.77        240                969,255.31
    159               3,195,473.24        200              1,761,160.29        241                954,641.53
    160               3,149,860.08        201              1,735,438.74        242                940,234.11
    161               3,104,879.28        202              1,710,076.35        243                926,030.25


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 26 of 43
________________________________________________________________________________


                     Final Maturity Reserve Schedule (cont.)

                Aggregate                              Aggregate Principal                    Aggregate Principal
 Period    Principal Balance ($)      Period              Balance ($)       Period                 Balance ($)

  244            912,027.20             285                 480,959.90         326                243,317.22
  245            898,222.14             286                 473,306.26         327                239,132.64
  246            884,612.61             287                 465,762.96         328                235,010.17
  247            871,196.13             288                 458,328.48         329                230,948.92
  248            857,970.02             289                 451,001.32         330                226,948.06
  249            844,931.76             290                 443,779.99         331                223,006.76
  250            832,078.16             291                 436,663.03         332                219,124.17
  251            819,406.70             292                 429,649.04         333                215,299.46
  252            806,914.85             293                 422,736.56         334                211,531.80
  253            794,600.15             294                 415,924.34         335                207,820.39
  254            782,460.15             295                 409,211.09         336                204,164.43
  255            770,492.48             296                 402,595.44         337                200,563.15
  256            758,694.82             297                 396,076.06         338                197,015.78
  257            747,064.78             298                 389,651.31         339                193,521.56
  258            735,600.32             299                 383,319.86         340                190,079.74
  259            724,299.36             300                 377,080.44         341                186,689.59
  260            713,159.62             301                 370,931.74         342                183,350.36
  261            702,178.98             302                 364,872.53         343                180,061.33
  262            691,354.66             303                 358,901.56         344                176,821.78
  263            680,684.48             304                 353,017.64         345                173,631.02
  264            670,166.34             305                 347,219.52         346                170,488.39
  265            659,798.14             306                 341,506.14         347                167,393.21
  266            649,577.80             307                 335,876.37         348                164,344.81
  267            639,503.31             308                 330,329.05         349                161,342.53
  268            629,572.72             309                 324,863.05         350                158,385.72
  269            619,783.99             310                 319,477.03         351                155,473.73
  270            610,135.41             311                 314,169.88         352                152,605.89
  271            600,625.23             312                 308,940.50         353                149,781.57
  272            591,251.51             313                 303,787.80         354                147,000.13
  273            582,012.46             314                 298,710.72         355                144,260.96
  274            572,905.67             315                 293,708.21         356                141,563.45
  275            563,929.34             316                 288,779.24         357                138,907.01
  276            555,081.65             317                 283,922.77         358                136,291.10
  277            546,360.82             318                 279,137.87         359                133,715.15
  278            537,765.12             319                 274,423.55         360                131,178.57
  279            529,292.81             320                 269,778.84
  280            520,942.26             321                 265,202.77
  281            512,711.73             322                 260,694.26
  282            504,599.77             323                 256,252.38
  283            496,604.89             324                 251,876.19
  284            488,725.45             325                 247,564.77

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 27 of 43
________________________________________________________________________________


                              Group 2 Excess Spread

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Excess Spread Under
                 Excess Spread STATIC      Excess Spread FORWARD                             STATIC            Excess Spread FORWARD
    Period          LIBOR (%)(1,2)            LIBOR (%) (1,3)           Period           LIBOR (%)(1,2)           LIBOR (%) (1,3)
      1                   2.33                     2.32                   51                  2.01                      1.93
      2                   1.83                     1.83                   52                  1.83                      1.74
      3                   2.01                     2.04                   53                  1.83                      1.74
      4                   1.83                     1.87                   54                  2.01                      1.91
      5                   1.83                     1.88                   55                  1.83                      1.73
      6                   2.01                     2.07                   56                  2.02                      1.90
      7                   1.83                     1.93                   57                  1.84                      1.73
      8                   2.02                     2.15                   58                  1.84                      1.72
      9                   1.83                     2.03                   59                  2.21                      2.08
      10                  1.83                     2.07                   60                  1.85                      1.72
      11                  2.20                     2.45                   61                  2.03                      1.90
      12                  1.83                     2.12                   62                  1.85                      1.72
      13                  2.02                     2.29                   63                  2.04                      1.90
      14                  1.83                     2.13                   64                  1.86                      1.72
      15                  2.02                     2.28                   65                  1.86                      1.72
      16                  1.83                     2.11                   66                  2.05                      1.90
      17                  1.83                     2.09                   67                  1.87                      1.73
      18                  2.02                     2.24                   68                  2.06                      1.91
      19                  1.83                     2.05                   69                  1.88                      1.73
      20                  2.02                     2.19                   70                  1.89                      1.73
      21                  1.83                     2.00                   71                  2.44                      2.27
      22                  1.83                     1.98                   72                  1.89                      1.73
      23                  2.38                     2.45                   73                  2.08                      1.92
      24                  1.83                     1.95                   74                  1.93                      1.76
      25                  2.02                     2.11                   75                  2.11                      1.94
      26                  1.83                     1.93                   76                  1.94                      1.77
      27                  2.02                     2.09                   77                  1.94                      1.77
      28                  1.83                     1.91                   78                  2.13                      1.95
      29                  1.83                     1.89                   79                  1.95                      1.78
      30                  2.02                     2.04                   80                  2.14                      1.96
      31                  1.83                     1.87                   81                  1.96                      1.79
      32                  2.02                     2.03                   82                  1.97                      1.79
      33                  1.83                     1.87                   83                  2.52                      2.33
      34                  1.83                     1.87                   84                  1.98                      1.80
      35                  2.38                     2.37                   85                  2.17                      1.98
      36                  1.83                     1.85                   86                  2.00                      1.81
      37                  2.01                     2.01                   87                  2.18                      1.99
      38                  1.83                     1.83                   88                  2.01                      1.82
      39                  2.01                     2.00                   89                  2.02                      1.83
      40                  1.83                     1.82                   90                  2.20                      2.01
      41                  1.83                     1.80                   91                  2.03                      1.84
      42                  2.01                     1.96                   92                  2.22                      2.02
      43                  1.83                     1.78                   93                  2.04                      1.85
      44                  2.01                     1.95                   94                  2.05                      1.86
      45                  1.83                     1.78                   95                  2.59                      2.40
      46                  1.83                     1.79                   96                  2.07                      1.87
      47                  2.38                     2.30                   97                  2.25                      2.06
      48                  1.83                     1.77                   98                  2.08                      1.89
      49                  2.01                     1.94                   99                  2.27                      2.07
      50                  1.83                     1.76
---------------------------------------------------------------- -------------- ------------------------- -------------------------

(1) Assumes the cashflows are run to the Optional Termination at a prepayment speed of 25% CPR.

(2)  Assumes 1 month LIBOR stays at 5.320% and MTA stays at 5.027%.

(3) The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at 25% CPR.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 28 of 43
________________________________________________________________________________


------------------------------------------------------------------------------------------------------------------------------------
                                                       Group 2 Available Funds Schedules for the Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Assumptions to Optional Termination
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------- --- -------------- ------------------ ------ -------------- -------------------------------------
     Period   Effective Net WAC (1) (%)      Period          Effective Net WAC (1)(%)        Period         Effective Net WAC (1)(%)
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       1             8.04                     35                      9.86                     69               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       2             8.91                     36                      8.91                     70               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       3             9.21                     37                      9.21                     71               9.86
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       4             8.91                     38                      8.91                     72               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       5             8.91                     39                      9.21                     73               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       6             9.21                     40                      8.91                     74               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       7             8.91                     41                      8.91                     75               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       8             9.21                     42                      9.21                     76               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       9             8.91                     43                      8.91                     77               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       10            8.91                     44                      9.21                     78               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       11            9.52                     45                      8.91                     79               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       12            8.91                     46                      8.91                     80               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       13            9.21                     47                      9.86                     81               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       14            8.91                     48                      8.91                     82               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       15            9.21                     49                      9.21                     83               9.86
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       16            8.91                     50                      8.91                     84               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       17            8.91                     51                      9.21                     85               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       18            9.21                     52                      8.91                     86               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       19            8.91                     53                      8.91                     87               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       20            9.21                     54                      9.21                     88               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       21            8.91                     55                      8.91                     89               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       22            8.91                     56                      9.21                     90               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       23            9.86                     57                      8.91                     91               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       24            8.91                     58                      8.91                     92               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       25            9.21                     59                      9.52                     93               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       26            8.91                     60                      8.91                     94               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       27            9.21                     61                      9.21                     95               9.86
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       28            8.91                     62                      8.91                     96               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       29            8.91                     63                      9.21                     97               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       30            9.21                     64                      8.91                     98               8.91
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       31            8.91                     65                      8.91                     99               9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       32            9.21                     66                      9.21
---------------------------------------- ------------- ------------------------------------------------ ----------------------------
       33            8.91                     67                      8.91
----------------------------------------- ------------- ------------------------------------------------ ---------------------------
       34            8.91                     68                      9.21
------------------------------- ------------- ------------------------------------------------ -------------------------------------

(1) Assumes 1 month LIBOR and MTA increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at a prepayment speed of 25% CPR.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 29 of 43
________________________________________________________________________________


                                 Forward Curves
------- ------------- -------------- ------------ -------------- --------------
 Period     FWD 1 Month    FWD 1 Year      Period      FWD 1 Month    FWD 1 Year
             LIBOR (%)       MTA (%)                    LIBOR (%)       CMT (%)

   1          5.33026        5.02700         52          5.03833        4.65987
   2          5.31623        5.02833         53          5.04858        4.66367
   3          5.30098        5.02103         54          5.05855        4.66739
   4          5.27963        4.99742         55          5.06762        4.67104
   5          5.24731        4.96541         56          5.07558        4.67463
   6          5.20069        4.94117         57          5.08258        4.67819
   7          5.14283        4.92266         58          5.08958        4.68175
   8          5.07524        4.89566         59          5.09682        4.68532
   9          5.00031        4.86636         60          5.10423        4.68893
   10         4.92783        4.83783         61          5.11148        4.69259
   11         4.86447        4.79656         62          5.11846        4.69632
   12         4.81324        4.75407         63          5.12522        4.70013
   13         4.76958        4.72098         64          5.13198        4.70402
   14         4.73294        4.68442         65          5.13881        4.70801
   15         4.70401        4.65036         66          5.14570        4.71210
   16         4.68159        4.61886         67          5.15261        4.71629
   17         4.66562        4.59060         68          5.15952        4.72056
   18         4.65645        4.56626         69          5.16644        4.72493
   19         4.65418        4.54640         70          5.17337        4.72937
   20         4.65907        4.53122         71          5.18030        4.73388
   21         4.66999        4.52051         72          5.18724        4.73846
   22         4.68092        4.51378         73          5.19416        4.74310
   23         4.68928        4.51045         74          5.20107        4.74780
   24         4.69517        4.50990         75          5.20795        4.75255
   25         4.70334        4.51153         76          5.21481        4.75735
   26         4.71511        4.51487         77          5.22164        4.76220
   27         4.73036        4.51957         78          5.22845        4.76710
   28         4.74832        4.52536         79          5.23522        4.77203
   29         4.76870        4.53197         80          5.24195        4.77701
   30         4.79014        4.53915         81          5.24866        4.78202
   31         4.80708        4.54668         82          5.25532        4.78706
   32         4.81725        4.55436         83          5.26193        4.79213
   33         4.82181        4.56203         84          5.26850        4.79723
   34         4.82922        4.56953         85          5.27500        4.80236
   35         4.84209        4.57676         86          5.28144        4.80750
   36         4.85952        4.58365         87          5.28782        4.81266
   37         4.87601        4.59015         88          5.29413        4.81783
   38         4.88978        4.59626         89          5.30038        4.82301
   39         4.90156        4.60200         90          5.30657        4.82820
   40         4.91567        4.60743         91          5.31270        4.83340
   41         4.93344        4.61257         92          5.31879        4.83860
   42         4.95321        4.61748         93          5.32482        4.84380
   43         4.96714        4.62219         94          5.33079        4.84899
   44         4.97257        4.62674         95          5.33671        4.85417
   45         4.97121        4.63116         96          5.34255        4.85935
   46         4.97280        4.63547         97          5.34831        4.86451
   47         4.98026        4.63970         98          5.35397        4.86965
   48         4.99282        4.64387         99          5.35953        4.87477
   49         5.00562        4.64797
   50         5.01731        4.65202
   51         5.02796        4.65599
-------- ------------- -------------- ------------ -------------- --------------

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 30 of 43
________________________________________________________________________________


                     Group II Sensitivity Analysis - To Call

Percent of CPR                 10.00%        15.00%      20.00%     25.00%      30.00%       35.00%       45.00%           55.00%
Class II-A-1
Avg. Life(yrs)                  8.32          5.67        4.18       3.24        2.61         2.15         1.51             1.10
MDur                            6.02          4.47        3.47       2.79        2.31         1.93         1.40             1.04
Prin. Begin Period               1              1           1          1          1             1            1                1
Prin. End Period                234            167         126        99          81           67           49               37


Percent of CPR                 10.00%        15.00%      20.00%     25.00%      30.00%       35.00%       45.00%           55.00%
Class II-A-2
Avg. Life(yrs)                  8.32          5.67        4.18       3.24        2.61         2.15         1.51             1.10
MDur                            6.01          4.46        3.46       2.79        2.30         1.93         1.40             1.04
Prin. Begin Period               1              1           1          1          1             1            1                1
Prin. End Period                234            167         126        99          81           67           49               37


Percent of CPR                 10.00%        15.00%      20.00%     25.00%      30.00%       35.00%       45.00%           55.00%
Class II-A-3
Avg. Life(yrs)                  8.32          5.67        4.18       3.24        2.61         2.15         1.51             1.10
MDur                            5.99          4.45        3.46       2.78        2.30         1.93         1.40             1.04
Prin. Begin Period               1              1           1          1          1             1            1                1
Prin. End Period                234            167         126        99          81           67           49               37


Percent of CPR                 10.00%        15.00%      20.00%     25.00%      30.00%       35.00%       45.00%           55.00%
Class II-B-1
Avg. Life(yrs)                 13.56          9.56        7.42       5.98        4.96         4.25         3.59             3.08
MDur                            9.02          7.10        5.87       4.94        4.22         3.70         3.20             2.78
Prin. Begin Period               88            74          55         43          37           38           40               37
Prin. End Period                234            167         126        99          81           67           49               37


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 31 of 43
________________________________________________________________________________

                Group II Sensitivity Analysis - To Call (Cont'd)


Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-2
Avg. Life(yrs)             13.56         9.55         7.41         5.97        4.96          4.23          3.52             3.08
MDur                        9.00         7.07         5.86         4.93        4.21          3.68          3.14             2.78
Prin. Begin Period           88           73           55           43          37            37            39               37
Prin. End Period            234           167         126           99          81            67            49               37


Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-3
Avg. Life(yrs)             13.56         9.54         7.41         5.97        4.96          4.23          3.47             3.08
MDur                        8.88         6.99         5.81         4.89        4.19          3.66          3.09             2.77
Prin. Begin Period           88           73           55           43          37            37            38               37
Prin. End Period            234           167         126           99          81            67            49               37

Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-4
Avg. Life(yrs)             13.45         9.45         7.33         5.92        4.91          4.23          3.47             3.08
MDur                        8.70         6.87         5.71         4.82        4.12          3.63          3.06             2.76
Prin. Begin Period           88           73           55           43          37            37            38               37
Prin. End Period            234           167         126           99          81            67            49               37

Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-5
Avg. Life(yrs)             13.02         9.11         7.07         5.71        4.81          4.16          3.41             3.08
MDur                        8.15         6.47         5.40         4.57        3.97          3.52          2.97             2.71
Prin. Begin Period           88           73           55           43          37            37            37               37
Prin. End Period            218           154         116           91          74            67            49               37


Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-6
Avg. Life(yrs)             12.35         8.59         6.67         5.43        4.65          3.95          3.21             3.08
MDur                        7.94         6.24         5.19         4.40        3.87          3.37          2.82             2.71
Prin. Begin Period           88           73           55           43          37            37            37               37
Prin. End Period            195           136         102           80          72            60            44               37


Percent of CPR             10.00%       15.00%       20.00%       25.00%      30.00%        35.00%        45.00%           55.00%
Class II-B-7
Avg. Life(yrs)             10.82         7.48         6.00         5.04        4.12          3.50          3.08             3.08
MDur                        7.35         5.67         4.79         4.15        3.49          3.04          2.71             2.71
Prin. Begin Period           88           73           55           43          37            37            37               37
Prin. End Period            168           116          87           73          63            52            38               37

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 32 of 43
________________________________________________________________________________


                   Group II Sensitivity Analysis - To Maturity

Percent of CPR             10.00%        15.00%      20.00%       25.00%       30.00%       35.00%        45.00%           55.00%
Class II-A-1
Avg. Life(yrs)              8.73          6.07        4.50         3.51         2.83         2.33          1.64             1.18
MDur                        6.14          4.62        3.63         2.94         2.44         2.06          1.50             1.10
Prin. Begin Period           1              1           1            1           1             1             1               1
Prin. End Period            360            321         264          214         176           148           108              81


Percent of CPR             10.00%        15.00%      20.00%       25.00%       30.00%       35.00%        45.00%           55.00%
Class II-A-2
Avg. Life(yrs)              8.73          6.07        4.50         3.51         2.83         2.33          1.64             1.18
MDur                        6.12          4.61        3.62         2.94         2.44         2.05          1.50             1.10
Prin. Begin Period           1              1           1            1           1             1             1               1
Prin. End Period            360            321         264          214         176           148           108              81


Percent of CPR             10.00%        15.00%      20.00%       25.00%       30.00%       35.00%        45.00%           55.00%
Class II-A-3
Avg. Life(yrs)              8.73          6.07        4.50         3.51         2.83         2.33          1.64             1.18
MDur                        6.11          4.60        3.62         2.93         2.43         2.05          1.49             1.10
Prin. Begin Period           1              1           1            1           1             1             1               1
Prin. End Period            360            321         264          214         176           148           108              81


Percent of CPR             10.00%        15.00%      20.00%       25.00%       30.00%       35.00%        45.00%           55.00%
Class II-B-1
Avg. Life(yrs)             14.17          10.11       7.85         6.33         5.24         4.52          3.85             3.88
MDur                        9.20          7.32        6.09         5.14         4.40         3.88          3.39             3.43
Prin. Begin Period           88            74          55           43           37           38            40               43
Prin. End Period            297            225         173          137         112           93            72               54

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 33 of 43
________________________________________________________________________________


              Group II Sensitivity Analysis - To Maturity (Cont'd)

Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-2
Avg. Life (yrs)             13.95         9.89        7.68         6.19         5.13       4.41            3.71             3.54
MDur                         9.11         7.21        5.99         5.05         4.32       3.80            3.28             3.16
Prin. Begin Period            88           73          55           43           37         37              39               41
Prin. End Period             274           202        153           121          99         83              64               49


Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-3
Avg. Life (yrs)             13.71         9.66        7.50         6.05         5.02       4.34            3.59             3.38
MDur                         8.92         7.04        5.85         4.94         4.22       3.73            3.18             3.02
Prin. Begin Period            88           73          55           43           37         37              38               40
Prin. End Period             250           180        136           108          88         73              58               43


Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-4
Avg. Life (yrs)             13.45         9.45        7.33         5.92         4.91       4.31            3.52             3.29
MDur                         8.70         6.87        5.71         4.82         4.12       3.69            3.11             2.92
Prin. Begin Period            88           73          55           43           37         37              38               39
Prin. End Period             237           169        128           101          82         73              54               41


Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-5
Avg. Life (yrs)             13.02         9.11        7.07         5.71         4.81       4.17            3.41             3.21
MDur                         8.15         6.47        5.40         4.57         3.97       3.52            2.97             2.82
Prin. Begin Period            88           73          55           43           37         37              37               38
Prin. End Period             218           154        116           91           74         68              49               39


Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-6
Avg. Life (yrs)             12.35         8.59        6.67         5.43         4.65       3.95            3.21             3.16
MDur                         7.94         6.24        5.19         4.40         3.87       3.37            2.82             2.78
Prin. Begin Period            88           73          55           43           37         37              37               37
Prin. End Period             195           136        102           80           72         60              44               38


Percent of CPR              10.00%       15.00%      20.00%       25.00%       30.00%     35.00%          45.00%           55.00%
Class II-B-7
Avg. Life (yrs)             10.82         7.48        6.00         5.04         4.12       3.50            3.08             3.08
MDur                         7.35         5.67        4.79         4.15         3.49       3.04            2.71             2.71
Prin. Begin Period            88           73          55           43           37         37              37               37
Prin. End Period             168           116         87           73           63         52              38               37


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 34 of 43
________________________________________________________________________________


Exhibit IV Collateral Tables


                             Group II Mortgage Loans

                                                                                   Minimum          Maximum
Scheduled Principal Balance                 $116,027,796                           $102,232       $1,432,752
Average Scheduled Principal Balance             $395,999
Number of Mortgage Loans                             293

Weighted Average Gross Coupon                     8.357%                             7.250%           9.000%
Weighted Average FICO Score                          715                                637              801
Weighted Average Original LTV                     77.22%                             40.55%           95.00%
Weighted Average Fully Combined LTV               80.44%                             40.55%           95.00%
Weighted Average Effective LTV(1)                 65.28%                             40.55%           80.00%

Weighted Average Original Term                387 months                         360 months       480 months
Weighted Average Stated Remaining Term        381 months                         344 months       476 months
Weighted Average Seasoning                     5  months                           3 months       16  months

Weighted Average Gross Margin                     3.384%                             2.275%           4.040%
Weighted Average Minimum Interest Rate            3.384%                             2.275%           4.040%
Weighted Average Maximum Interest Rate           10.062%                             9.950%          12.450%
Weighted Average Months to Roll                  1 month                            1 month          1 month

Weighted Average Maturity Date                 1/12/2039
Maximum Zip Code Concentration                     1.23%      Zip: 80209

ARM                                              100.00%      Cash Out Refinance                      58.23%
                                                              Purchase                                16.93%
Negam MTA                                        100.00%      Rate/Term Refinance                     24.84%

Not Interest Only                                100.00%      2 Units                                  4.04%
                                                              3 Units                                  0.59%
Prepay Penalty:  N/A                              14.10%      4 Units                                  1.54%
Prepay Penalty: 12 months                         44.52%      Condominium                              8.89%
Prepay Penalty: 24 months                          5.08%      PUD                                     23.97%
Prepay Penalty: 36 months                         36.29%      Single Family                           60.98%

First Lien                                       100.00%      Investor                                14.68%
                                                              Primary                                 83.81%
Full Documentation                                 3.07%      Second Home                              1.51%
Reduced Documentation                              0.18%
SIVA                                              96.74%      Top 5 States:
                                                              California                              63.86%
                                                              Florida                                  7.00%
                                                              Arizona                                  5.14%
                                                              Nevada                                   3.74%
                                                              Washington                               3.34%

(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable)) / property value* (1-MI coverage) %

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 35 of 43
________________________________________________________________________________


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Current Principal Balance ($)  # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
102,232.12 - 125,000.00             4             435,262.23       0.38            8.697           384       76.52            699
125,000.01 - 150,000.00             9           1,275,239.93       1.10            8.536           353       79.10            719
150,000.01 - 175,000.00            17           2,692,902.03       2.32            8.262           354       79.85            722
175,000.01 - 200,000.00            14           2,591,421.84       2.23            8.327           363       78.52            717
200,000.01 - 225,000.00            21           4,448,128.17       3.83            8.271           366       76.86            716
225,000.01 - 250,000.00            13           3,114,417.12       2.68            8.394           364       78.31            721
250,000.01 - 275,000.00            11           2,871,356.49       2.47            8.376           365       80.93            714
275,000.01 - 300,000.00            11           3,105,367.44       2.68            8.384           366       77.07            727
300,000.01 - 333,700.00            25           7,917,793.76       6.82            8.413           378       78.83            712
333,700.01 - 350,000.00             7           2,397,603.08       2.07            8.466           389       81.56            710
350,000.01 - 400,000.00            37          13,773,369.71      11.87            8.332           374       77.60            718
400,000.01 - 500,000.00            45          20,233,108.56      17.44            8.530           381       78.36            706
500,000.01 - 600,000.00            36          19,462,520.89      16.77            8.300           391       78.03            713
600,000.01 - 700,000.00            27          17,202,836.84      14.83            8.185           394       75.85            721
700,000.01 - 800,000.00             7           5,293,979.89       4.56            8.378           389       78.15            719
800,000.01 - 900,000.00             3           2,578,544.75       2.22            8.244           354       74.92            711
900,000.01 - 1,000,000.00           2           1,894,700.86       1.63            8.562           415       75.00            738
1,000,000.01+                       4           4,739,242.01       4.08            8.369           390       63.99            705
-------------------------------------- ---------------------- ---------- ---------------- ---------- ----------- --------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22            715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Current Gross Rate (%)         # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
7.250 - 7.499                       3             656,865.19       0.57            7.334           355       74.98           699
7.500 - 7.749                      11           3,938,616.37       3.39            7.602           355       72.27           715
7.750 - 7.999                      37          17,036,438.68      14.68            7.836           369       77.46           721
8.000 - 8.249                      30          13,021,262.86      11.22            8.081           360       77.16           714
8.250 - 8.499                      71          25,581,121.72      22.05            8.333           367       78.12           713
8.500 - 8.749                      86          35,532,580.81      30.62            8.554           393       76.81           715
8.750 - 8.999                      35          14,518,008.57      12.51            8.769           428       77.41           714
9.000 - 9.000                      20           5,742,901.40       4.95            9.000           364       78.39           706
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
FICO                           # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
637 - 640                            1            403,987.75       0.35            8.000           350       88.89           637
641 - 660                            3          1,393,589.44       1.20            8.692           475       78.89           660
661 - 680                           51         20,848,698.96      17.97            8.437           370       76.19           671
681 - 700                           62         24,061,724.34      20.74            8.366           385       78.86           690
701 - 750                          116         45,806,632.00      39.48            8.305           378       77.50           724
751 - 800                           59         23,211,941.23      20.01            8.358           387       75.66           764
801 - 801                            1            301,221.88       0.26            8.625           473       72.00           801
--------------------------------------- --------------------- ---------- ---------------- ------------- ----------- -------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 36 of 43
________________________________________________________________________________


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Original LTV%                  # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
40.55 - 45.00                        1            518,844.98       0.45            7.625           355       40.55           754
45.01 - 50.00                        2          2,036,147.02       1.75            8.662           439       46.58           695
55.01 - 60.00                        1            296,300.87       0.26            8.000           356       56.92           764
60.01 - 65.00                        6          2,417,969.11       2.08            8.295           373       62.57           731
65.01 - 70.00                       15          7,211,810.13       6.22            8.129           354       68.76           723
70.01 - 75.00                       49         20,309,712.46      17.50            8.358           383       74.42           714
75.01 - 80.00                      206         79,698,008.76      68.69            8.382           383       79.68           714
80.01 - 85.00                        1            144,373.48       0.12            8.250           344       84.50           694
85.01 - 90.00                       11          3,221,439.52       2.78            8.283           377       89.81           699
90.01 - 95.00                        1            173,189.27       0.15            7.750           349       95.00           791
--------------------------------------- --------------------- ---------- ---------------- ------------- ----------- -------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
Combined Original LTV                         Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
with Silent 2nds (%)           # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
40.55 - 50.00                       3           2,554,992.00       2.20            8.451           422        45.35          707
50.01 - 60.00                       1             296,300.87       0.26            8.000           356        56.92          764
60.01 - 70.00                      18           7,714,990.83       6.65            8.225           360        66.97          724
70.01 - 75.00                      38          16,374,644.72      14.11            8.379           383        74.11          711
75.01 - 80.00                     134          49,887,422.95      43.00            8.352           375        79.46          715
80.01 - 85.00                      10           3,479,979.73       3.00            8.317           366        78.58          704
85.01 - 90.00                      88          35,546,275.23      30.64            8.384           392        79.98          714
90.01 - 95.00                       1             173,189.27       0.15            7.750           349        95.00          791
-------------------------------------- ---------------------- ---------- ---------------- ------------- ------------ ------------
Total                             293         116,027,795.60     100.00            8.357           381        77.22          715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Effective Original LTV(1)(%)   # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
40.55 - 50.00                       3           2,554,992.00       2.20            8.451           422       45.35           707
50.01 - 60.00                       1             296,300.87       0.26            8.000           356       56.92           764
60.01 - 70.00                     262         102,848,542.15      88.64            8.354           380       78.31           715
70.01 - 75.00                      23           8,645,625.37       7.45            8.364           379       73.80           709
75.01 - 80.00                       4           1,682,335.21       1.45            8.400           406       80.00           726
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

(1) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Original Term (months)         # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
360                                239         90,064,834.57      77.62            8.300           355       77.29           713
480                                 54         25,962,961.03      22.38            8.554           474       77.00           720
--------------------------------------- --------------------- ---------- ---------------- ------------- ----------- -------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715

_______________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 37 of 43
________________________________________________________________________________


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Stated Remaining Term (months)  # of Loans      Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
344 - 360                         239          90,064,834.57      77.62            8.300           355       77.29           713
361 - 476                          54          25,962,961.03      22.38            8.554           474       77.00           720
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Debt to Income Ratio (%)       # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
N/A                                 1             148,725.28       0.13            8.500            350      80.00            765
10.01 - 20.00                       7           2,526,101.64       2.18            8.312            377      78.84            741
20.01 - 30.00                      40          12,778,098.43      11.01            8.294            375      76.63            706
30.01 - 40.00                     175          69,951,882.48      60.29            8.358            379      76.92            712
40.01 - 50.00                      65          28,562,899.78      24.62            8.390            391      77.87            722
50.01 - 55.00                       5           2,060,087.99       1.78            8.277            368      80.00            725
-------------------------------------- ---------------------- ---------- ---------------- -------------- ---------- --------------
Total                             293         116,027,795.60     100.00            8.357            381      77.22            715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
FRM/ARM                        # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
ARM                               293         116,027,795.60     100.00            8.357            381      77.22           715
-------------------------------------- ---------------------- ------- ------------- -------------- ---------------- --------------
Total                             293         116,027,795.60     100.00            8.357            381      77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Product                        # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Negam MTA                         293         116,027,795.60     100.00            8.357           381       77.22           715
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Interest Only                  # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Not Interest Only                  293        116,027,795.60     100.00            8.357           381       77.22           715
--------------------------------------- --------------------- ---------- ---------------- ------------- ----------- -------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
Prepayment                                    Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Penalty Original Term (months)   # of Loans     Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Prepay Penalty:  N/A               46          16,365,241.64      14.10            8.323           372       79.34           717
Prepay Penalty: 12 months         115          51,659,473.54      44.52            8.352           391       76.55           717
Prepay Penalty: 24 months          15           5,894,136.51       5.08            8.220           354       78.49           711
Prepay Penalty: 36 months         117          42,108,943.91      36.29            8.394           377       77.04           711
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 38 of 43
________________________________________________________________________________

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Lien                           # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------

First Lien                        293           116,027,795.60   100.00            8.357           381       77.22           715
-------------------------------------- ------------------------ -------- ---------------- ------------------------- ----------------
Total                             293           116,027,795.60   100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Documentation Type             # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Full Documentation                  11          3,565,911.69       3.07            8.201           380       73.59           722
Reduced Documentation                1            211,443.80       0.18            8.500           348       80.00           718
SIVA                               281        112,250,440.11      96.74            8.361           381       77.33           714
--------------------------------------- --------------------- ---------- ---------------- -------- ---------------- ----------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Loan Purpose                   # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Cash Out Refinance                174          67,564,741.81      58.23            8.378           381       76.61           712
Purchase                           53          19,642,507.98      16.93            8.270           391       79.71           726
Rate/Term Refinance                66          28,820,545.81      24.84            8.366           376       76.96           713
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Property Type                  # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Single Family                     184          70,752,248.11      60.98            8.395           379       78.06           712
PUD                                63          27,806,678.21      23.97            8.275           385       76.05           715
Condominium                        32          10,313,564.58       8.89            8.338           381       78.89           727
2 Units                            10           4,691,610.61       4.04            8.458           390       71.55           702
3 Units                             1             682,329.75       0.59            7.875           354       75.00           752
4 Units                             3           1,781,364.34       1.54            8.146           397       68.36           743
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Occupancy Status               # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
Investor                           53          17,031,416.80      14.68            8.361           375       74.85           728
Primary                           231          97,245,087.85      83.81            8.356           383       77.57           712
Second Home                         9           1,751,290.95       1.51            8.374           378       81.20           720
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 39 of 43
________________________________________________________________________________

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
State                          # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
California                         162         74,091,710.45      63.86            8.368           389       77.26           716
Florida                             28          8,122,176.36       7.00            8.483           355       75.72           708
Arizona                             21          5,962,834.71       5.14            8.247           355       77.34           711
Nevada                              11          4,337,855.08       3.74            8.306           362       77.86           736
Washington                          10          3,873,238.04       3.34            8.358           375       78.81           714
Virginia                             9          3,739,775.84       3.22            8.282           402       80.45           704
Colorado                             5          2,548,401.58       2.20            8.522           438       61.62           719
Maryland                             6          2,370,929.80       2.04            8.281           354       78.29           709
New York                             4          1,682,335.21       1.45            8.400           406       80.00           726
Hawaii                               5          1,532,771.77       1.32            8.280           354       77.87           692
Missouri                             6          1,180,743.73       1.02            8.515           353       80.05           743
Massachusetts                        3          1,017,222.28       0.88            8.375           353       74.26           687
Illinois                             3            886,376.18       0.76            8.282           354       78.14           704
Utah                                 2            825,038.95       0.71            7.880           354       79.34           707
Oregon                               2            591,698.16       0.51            8.084           355       80.00           739
New Jersey                           2            577,177.02       0.50            7.925           350       90.72           683
Pennsylvania                         2            545,253.32       0.47            7.876           355       80.00           693
Minnesota                            2            436,966.22       0.38            8.365           356       80.00           676
Georgia                              2            320,639.61       0.28            8.068           354       79.98           756
South Carolina                       1            273,339.98       0.24            8.375           355       80.00           695
New Mexico                           1            246,030.00       0.21            8.625           354       75.00           753
Kentucky                             1            184,696.52       0.16            8.500           354       80.00           775
Wisconsin                            1            153,677.20       0.13            8.375           355       90.00           711
Michigan                             1            151,546.13       0.13            8.000           355       80.00           666
Idaho                                1            151,023.80       0.13            7.875           346       75.00           691
Delaware                             1            122,105.54       0.11            9.000           355       80.00           693
North Carolina                       1            102,232.12       0.09            9.000           354       80.00           718
--------------------------------------- --------------------- ---------- ---------------- ------------- ----------- -------------
Total                              293        116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Gross Margin (%)               # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
2.275 - 2.500                       3             656,865.19       0.57            7.334            355      74.98           699
2.501 - 3.000                      55          23,589,081.53      20.33            7.817            365      76.80           720
3.001 - 3.500                     101          39,163,646.53      33.75            8.286            369      77.91           714
3.501 - 4.000                     133          52,441,781.43      45.20            8.663            398      76.94           713
4.001 - 4.040                       1             176,420.92       0.15            9.000            352      75.00           663
-------------------------------------- ---------------------- ---------- ---------------- -------------- ---------- -------------
Total                             293         116,027,795.60     100.00            8.357            381      77.22           715


________________________________________________________________________________
                                      CITI

Luminent Morgage Trust 2007-2
Page 40 of 43
________________________________________________________________________________


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Minimum Interest Rate (%)      # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
2.275 - 2.500                       3             656,865.19       0.57            7.334           355       74.98           699
2.501 - 3.000                      55          23,589,081.53      20.33            7.817           365       76.80           720
3.001 - 3.500                     101          39,163,646.53      33.75            8.286           369       77.91           714
3.501 - 4.000                     133          52,441,781.43      45.20            8.663           398       76.94           713
4.001 - 4.040                       1             176,420.92       0.15            9.000           352       75.00           663
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Maximum Interest Rate (%)      # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
9.950 - 9.999                     275         109,225,898.70       94.14           8.359           382       77.30           714
10.000 - 10.499                     3           1,207,389.83        1.04           8.537           354       78.68           737
10.500 - 10.999                     2             783,246.37        0.68           8.178           352       65.02           751
11.000 - 11.499                     1             282,264.90        0.24           8.500           354       80.00           776
11.500 - 11.999                     9           3,371,842.96        2.91           8.250           374       74.87           721
12.000 - 12.450                     3           1,157,152.84        1.00           8.325           373       83.03           692
-------------------------------------- ---------------------- ----------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60      100.00           8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Next Rate Adjustment Date      # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
05/01/07                          293         116,027,795.60     100.00            8.357           381       77.22           715
-------------------------------------- ------------------------ --------------- ---------------- ------------------ ----------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 41 of 43
________________________________________________________________________________

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Neg Amort Limit (%)            # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
110                                77          26,752,330.90      23.06            8.386           357       76.94           714
115                               216          89,275,464.70      76.94            8.348           389       77.31           715
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- --------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Originator                     # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
INDYMAC                           286         114,059,947.01      98.30            8.361           382       77.02           715
GMAC                                6           1,756,404.79       1.51            8.040           373       90.24           696
COUNTRYWIDE                         1             211,443.80       0.18            8.500           348       80.00           718
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Months to Payment Roll         # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
1                                   1             211,443.80       0.18            8.500           348       80.00           718
2                                   1             173,189.27       0.15            7.750           349       95.00           791
3                                   8           2,645,744.26       2.28            8.138           365       84.09           701
4                                   8           3,119,879.94       2.69            8.309           391       77.91           730
5                                  13           5,147,288.89       4.44            8.425           365       78.84           703
6                                  20           9,257,528.77       7.98            8.456           404       77.38           728
7                                  49          21,871,321.17      18.85            8.381           390       75.33           719
8                                 112          43,416,171.77      37.42            8.318           372       77.54           714
9                                  77          28,691,308.22      24.73            8.374           387       76.88           711
10                                  2             838,511.15       0.72            8.833           357       80.00           678
11                                  1             151,023.80       0.13            7.875           346       75.00           691
57                                  1             504,384.56       0.43            8.093           356       80.00           708
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
First Payment Adjustment                      Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Frequency (months)             # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
12                                292         115,523,411.04      99.57            8.358           381       77.21           715
60                                  1             504,384.56       0.43            8.093           356       80.00           708
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715

                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
Subsequent Payment Adjustment                 Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Frequency (months)             # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
12                                293         116,027,795.60     100.00            8.357           381       77.22            715
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- --------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22            715

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 42 of 43
________________________________________________________________________________


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Index                          # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
1 MO MTA                          293         116,027,795.60     100.00            8.357           381       77.22           715
------------------------------------------------ --------------- ---------------- ---------------- ---------------- ----------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
                                              Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Months to Roll                 # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
1                                  293        116,027,795.60      100.00            8.357          381       77.22           715
--------------------------------------- --------------------- ----------- ---------------- ------------- ---------------------------
Total                              293        116,027,795.60      100.00            8.357          381       77.22           715


                                                                                               Weighted
                                                                                                Average      Weighted
                                                                                Weighted         Stated      Average
Prepay Penalty Remaining                      Current Principal   Pct by Curr   Average Gross   Remaining    Orig LTV    Weighted
Term (months)                  # of Loans       Balance ($)       Prin Bal (%)   Coupon (%)   Term (months)   (%)      Average FICO
-------------------------------------- ------------------------ --------------- ----------------------------------------------------
0                                  22           7,973,034.84       6.87            8.393           380       80.96           720
2                                   2             584,768.24       0.50            8.407           350       80.00           707
4                                   6           2,682,391.20       2.31            8.247           376       80.00           712
5                                  14           7,386,192.72       6.37            8.433           409       76.48           732
6                                  12           7,233,197.88       6.23            8.422           408       71.63           717
7                                  53          21,816,285.04      18.80            8.315           377       76.86           711
8                                  27          11,745,194.66      10.12            8.346           401       78.04           720
14                                  1             591,659.56       0.51            8.000           350       80.00           720
16                                  2             527,043.79       0.45            8.584           352       78.33           714
17                                  1             451,580.36       0.39            8.625           353       80.00           702
18                                  2             575,863.80       0.50            8.383           354       76.20           689
19                                 10           3,927,734.82       3.39            8.247           355       78.88           718
20                                  3             824,423.88       0.71            8.360           354       73.06           674
22                                  1             151,023.80       0.13            7.875           346       75.00           691
26                                  1             163,673.91       0.14            7.875           350       69.08           774
27                                  6           2,635,783.29       2.27            8.340           389       76.50           731
28                                  4           1,729,605.54       1.49            8.628           352       77.07           686
29                                  5           1,419,755.69       1.22            8.524           389       81.21           716
30                                 31          12,649,832.96      10.90            8.326           384       77.02           718
31                                 41          13,933,698.79      12.01            8.310           364       78.01           716
32                                 47          16,186,539.68      13.95            8.386           378       76.41           705
33                                  2             838,511.15       0.72            8.833           357       80.00           678
-------------------------------------- ---------------------- ---------- ---------------- ------------- ----------- -------------
Total                             293         116,027,795.60     100.00            8.357           381       77.22           715


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 43 of 43
________________________________________________________________________________



                               Contact Information

--------------------------------------------------------------------------------------------------------

   Trading

   Stephen Weinstein                             (212) 723-6325        stephen.c.weinstein@citigroup.com
   Sean Duffy                                    (212) 723-6038        sean.k.duffy@citigroup.com
   Shekhar Shah                                  (212)-723-6325        shekhar.shah@citigroup.com
   Oleg Saitskiy                                 (212) 723-6038        oleg.saitskiy@citigroup.com

   Mortgage Finance

   Pavithra Jayaraman                            (212) 723-6386        pavithra.jayaraman@citigroup.com
   Michael Murai                                 (212) 723-1256        michael.murai@citigroup.com
   Kathryn Ebner                                 (212) 723-6879        kathryn.ebner@citigroup.com

   Analytics

   Raul Orozco                                   (212) 723-6420        raul.d.orozco@citigroup.com
   Michael Park                                  (212) 723-6402        michael.park@citigroup.com
   Kevin Ning                                    (212) 723-9644        kevin.ning@citigroup.com

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                            Rating & Agency Contacts

              Standard & Poor's                             Anne Rossmann                (212)-438-2610
              -----------------
                                                            Amanda Hopkins               (212) 438-2465
                                                            Jeremy Boardman              (212) 438-3789

              Moody's                                       Todd Swanson                 (415) 274-1714
              -------


----------------------------------- --------------------------------------------------------------------






________________________________________________________________________________
                                      CITI